CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 8-K of our report dated August 16, 2000, relating to the financial statements of Diversified Scientific Services, Inc. and to all references to our Firm included in this Form 8-K.

                                      /s/ Arthur Andersen LLP

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
November 14, 2000